UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 15, 2019

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in

Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities

Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 15, 2019, the Board of Directors (the “Board”) of School Specialty, Inc. (the “Company”) appointed Justin C. Jacobs to the Board effective March 15, 2019.  Mr. Jacobs is a Management Committee Director of Mill Road Capital Management LLC, an investment firm focused on investments in small, publicly traded companies, where he has worked since 2005. From 1999 to 2004, Mr. Jacobs worked at LiveWire Capital, an investment and management group focused on control, operationally-intensive buyouts of small companies where he led investments and held various operational positions in numerous portfolio companies. Mr. Jacobs was an investment professional in the private equity group of The Blackstone Group from 1996 to 1999. Mr. Jacobs holds a B.S. from the McIntire School of Commerce at the University of Virginia.

Mr. Jacobs’ experience in operating roles, principal investing, public and private boards of directors, and various capital markets provide valuable experience and perspective to the Board of Directors.

As a non-employee director of the Company, Mr. Jacobs will be paid an annual cash retainer equal to $75,000, to be paid in four equal quarterly installments.  On March 15, 2019, Mr. Jacobs also received a prorated grant of 2,995 restricted stock units (“RSUs”), which will become 100% vested on March 15, 2020.  When they vest, the RSUs will be settled in shares of common stock on a one-for-one basis.

There were no arrangements or understandings between Mr. Jacobs and any other person pursuant to which he was selected as a director.  Mr. Jacobs does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: March 18, 2019	By: /s/ Kevin L. Baehler
Kevin L. Baehler Executive Vice President and Chief Financial Officer

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